Exhibit 99.1

Bar Harbor Bankshares Reports Third Quarter 2023 Results; Declares Dividend

BAR HARBOR, MAINE – October 17, 2023 - Bar Harbor Bankshares (NYSE American: BHB) (the “Company”) reported third quarter 2023 net income of $11.1 million or $0.73 per diluted share compared to $11.4 million or $0.76 per diluted share in the same quarter of 2022.

THIRD QUARTER 2023 HIGHLIGHTS (all comparisons to the third quarter 2022, unless otherwise noted)

●	1.11% return on assets, 10.72% return on equity
●	10% annualized increase in non-interest bearing deposits
●	4.90% yield on earning assets, compared to 3.84%
●	59% efficiency ratio, compared to 58%
●	0.17% non-performing assets ratio to total assets

Bar Harbor Bankshares’ President and Chief Executive Officer, Curtis C. Simard, stated, “We delivered another solid quarter, underscoring our commitment to generating consistent, sustainable long-term performance. Net interest income was $29.2 million, up from $28.8 million in the prior quarter as excess cash was used to pay down higher funding costs. Our net interest margin remains well above our peer group as we saw minimal compression of four basis points from the prior quarter.  We continue to actively manage both sides of the balance sheet identifying the right risk-adjusted rate of return on earning assets, emphasizing selective growth in high-quality loan relationships and controlling deposit costs on an individual basis.  Our retail strategy has proven to be successful as we continue to gain market share within our footprint, evidenced by both the opening of more than 1,700 new customer accounts and higher balances within most categories of non-maturity deposits.  Our third quarter cumulative deposit beta for the current rate cycle is 27%, well below our direct competition in our footprint and the national average for our asset size.”

Mr. Simard went on to say, “We continuously monitor and quarterly stress test our commercial loan portfolio, and our credit trends remain strong as expected.  Non-performing assets remain at 17 basis points of total assets while net charge-offs to average loans remain at zero.  We expanded the allowance for credit losses coverage ratio in the quarter by three basis points, primarily due to an increase in specific reserves on one non-accruing commercial loan, which is expected to be settled in the fourth quarter 2023. Our fee-based revenue remains a significant portion of total income and continues to be steady given both the diversity of sources and the significant size of assets under management in our wealth management business. Total assets under management remained flat at $2.3 billion despite the greater than 3% decline for the stock and bond markets in the quarter.  We continue to diligently manage non-interest expenses which also contributed to maintaining our efficiency ratio this quarter despite the economic inflationary pressures.”

Mr. Simard concluded, “As a company we have an ability to execute our business strategies even amid volatile quarters in the banking sector. Our commitment to delivering consistent total shareholder returns is steadfast as we’ve seen throughout 2023 thus far.  Given the strength of our balance sheet and our teams, we remain well poised to weather any rate environment.”

DIVIDEND DECLARED

The Company’s Board of Directors voted to declare a cash dividend of $0.28 per share to shareholders of record at the close of business on November 16, 2023 payable on December 15, 2023.  This dividend equates to a 4.74% annualized yield based on the $23.63 closing share price of the Company’s common stock on September 29, 2023, the last trading day of the third quarter 2023.

BHB - Bar Harbor Bankshares	Page 1	www.barharbor.bank

FINANCIAL CONDITION (September 30, 2023 compared to June 30, 2023)

Total assets were $4.0 billion at the end of the third and second quarters of 2023, primarily due to relatively flat loan growth and lower security balances as interest rates continued to rise during the quarter.

Total loans were $3.0 billion at the end of both the third and second quarters 2023.  Commercial and industrial (“C&I”) loans increased $2.9 million comprised of $22.3 million of originations and $19.4 million of payoff activity.  Commercial real estate loans decreased $2.9 million during the third quarter 2023, which included new originations of $19.5 million, draw-downs of $12.2 million and payoffs totaling $34.6 million.  Residential loans decreased by $11.0 million compared to the second quarter 2023, due to lower demand for prevailing mortgage rates.  Consumer loans dropped by $1.9 million from the second quarter 2023 due to run-off of balances associated with the repricing of home equity lines of credit.

Securities available for sale decreased to $509.5 million at the end of third quarter 2023, from $538.2 million in the second quarter 2023 as proceeds from amortization and prepayments were used to fund loans.  The book yield from securities steadily increased over the past year primarily due to a repricing of variable rates, acceleration of discounts due to prepayments, and a run-off of lower coupon fixed-rate securities.  Unrealized losses on securities totaled $86.5 million at the end of the third quarter 2023 versus $71.9 million at the end of the second quarter 2023 reflecting continued increases in market rates.

The allowance for credit losses (“ACL”) was $28.0 million at the end of the third quarter 2023, compared to $27.4 million at the end of the second quarter 2023.  The ratio of allowance for credit losses to total loans increased to 0.94% from 0.91% primarily due to an increase in specific reserves on one non-accrual C&I loan.  While total non-accruing loans during the third quarter 2023 increased to $6.8 million from $6.7 million, we continue to see improvement in the commercial categories as we continue to work-out those loans.

Total deposits were $3.1 billion at the end of both the third and second quarters 2023, which improved the loan to deposit ratio to 95% from 97%, respectively.  We opened 1,740 non-maturity accounts with new customers with an average balance of $12 thousand during the third quarter 2023.  Demand and other non-interest bearing deposits, NOW and money market accounts increased $43.8 million largely driven by non-personal institutional inflows associated with seasonality during the third quarter of 2023.  Savings deposits decreased $16.5 million evenly throughout the third quarter 2023 as personal accounts shifted into higher yielding certificate of deposit accounts (“CDs”).  Brokered CDs decreased slightly by $778 thousand and totaled $201.9 million at the end of the third quarter 2023.  Additionally, excess cash generated from operations was used to pay-down $91.9 million of Federal Home Loan Bank borrowings.

The Company's book value per share was $26.67 as of September 30, 2023, compared with $26.09 as of December 31, 2022.  Unrealized losses on securities, net of taxes, reduced book value per share by $4.39 and $3.66 at the end of those respective periods.  Tangible book value per share (non-GAAP measure) was $18.45 at the end of the third quarter 2023, compared to $17.78 at the end of the fourth quarter 2022.

RESULTS OF OPERATIONS (September 30, 2023 compared to September 30, 2022 quarterly comparison)

Net income in the third quarter 2023 was $11.1 million, or $0.73 per diluted share, versus $11.4 million, or $0.76 per diluted share, in the same quarter of 2022.  Net interest income along with non-interest income and expense was relatively consistent in both periods. The benefit from a lower provision for loan credit losses was offset by a higher provision for income taxes due to one-time charges.

Net interest margin was 3.18% compared to 3.47% in the third quarter of 2022. The decrease was primarily driven by yield expansion on earning assets offset by a higher cost of funds. The yield on loans expanded to 5.11% in the third quarter 2023, up from 4.04% in the same quarter of 2022.  Costs of interest-bearing liabilities increased to 2.19% from 0.48% in the third quarter 2022 as our costs continue to drift upwards from subsequent rate hikes.  We also experienced a shift in deposit composition from non-maturity deposits to certificates of deposits, and had a heavier reliance on whole-sale borrowings in the third quarter 2023 as compared with the prior year quarter of 2022.

The provision for credit losses for the third quarter 2023 was $673 thousand, compared to $1.3 million in the same quarter of 2022.  Current year quarter expense primarily reflects an increase in specific reserves on one loan, while expense in the prior year quarter was principally driven by outsized loan growth. We believe our overall credit performance continues to be strong and net charge-offs were near zero.

Non-interest income was $8.8 million in the third quarter 2023 and 2022.  Customer service fees grew to $3.9 million during the third quarter 2023 from $3.8 million in the same quarter of 2022 on a higher number of transactional accounts.  Wealth management income was $3.5 million in both periods as higher inflows of cash since 2022 were offset by lower security valuations in 2023.

Non-interest expense was $23.0 million in the third quarter 2023 and 2022.  Salary and benefit expense was up 6% over the prior year quarter principally due to annual merit increases and lower expense deferral on decreased loan production.  Other expense in the third quarter 2022 included one-time charges of $635 thousand related to the write-off of a few stale-dated reconciling items.

BHB - Bar Harbor Bankshares	Page 2	www.barharbor.bank

The effective tax rate in the third quarter 2023 was 22.4%, compared to 20.6% in the same quarter of 2022.  One-time charges due to an audit settlement with the State of New Hampshire and 2022 return to provision adjustments totaled $268 thousand.  Excluding one-time charges, our effective tax rate in the third quarter 2023 was consistent with the prior year quarter.

BHB - Bar Harbor Bankshares	Page 3	www.barharbor.bank

BACKGROUND

Bar Harbor Bankshares (NYSE American: BHB) is the parent company of its wholly-owned subsidiary, Bar Harbor Bank & Trust. Founded in 1887, Bar Harbor Bank & Trust is a true community bank serving the financial needs of its clients for over 135 years. Bar Harbor Bank & Trust provides full-service community banking with office locations in all three Northern New England states of Maine, New Hampshire and Vermont. For more information, visit www.barharbor.bank.

FORWARD-LOOKING STATEMENTS

All statements, other than statements of historical fact, included in this release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “believe,” “anticipate,” “expect,” “may,” “will,” “assume,” “should,” “predict,” “could,” “would,” “intend,” “targets,” “estimates,” “projects,” “plans,” and “potential,” and other similar words and expressions of the future, are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking, including statements relating to Company’s retail strategy, our credit trends, the timing of a settlement of a specified non-accrual commercial credit, our overall credit performance, and the Company’s plans, objectives, and intentions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company to differ materially from any results, performance, or achievements expressed or implied by such forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, including, but not limited to: (1) deterioration in the financial performance and/or condition of borrowers of Bar Harbor Bank & Trust (the “Bank”), including as a result of the negative impact of inflationary pressures on our customers and their businesses resulting in significant increases in credit losses and provisions for those losses; (2) the possibility that our asset quality could decline or that we experience greater loan losses than anticipated; (3) increased levels of other real estate owned, primarily as a result of foreclosures; (4) the impact of liquidity needs on our results of operations and financial condition; (5) competition from financial institutions and other financial service providers; (6) the effect of interest rate increases on the cost of deposits; (7) unanticipated weakness in loan demand or loan pricing; (8) adverse conditions in the national or local economies including in our markets throughout Northern New England; (9) changes in consumer spending, borrowing and saving habits; (10) the effects of new outbreaks of COVID-19, including actions taken by governmental officials to curb the spread of the virus, and the resulting impact on general economic and financial market conditions and on the Company’s and our customers' business, results of operations, asset quality and financial condition; (11) the effects of civil unrest, international hostilities or other geopolitical events, including the war in Ukraine and recent hostilities in the Middle East; (12) inflation, interest rate, market, and monetary fluctuations; (13) lack of strategic growth opportunities or our failure to execute on available opportunities; (14) the ability to grow and retain low-cost core deposits and retain large, uninsured deposits; (15) our ability to effectively manage problem credits; (16) our ability to successfully implement efficiency initiatives on time and with the results projected; (17) our ability to successfully develop and market new products and technology; (18) the impact of negative developments in the financial industry and United States and global capital and credit markets; (19) our ability to retain executive officers and key employees and their customer and community relationships; (20) our ability to adapt to technological changes; (21) risks associated with litigation, including reputational and financial risks and the applicability of insurance coverage; (22) our ability to implement new technology effectively; (23) the vulnerability of the Bank’s computer and information technology systems and networks, and the systems and networks of third parties with whom the Company or the Bank contract, to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss, and other security breaches and interruptions; (24) changes in the reliability of our vendors, internal control systems or information systems; (25) ongoing competition in the labor markets and increased employee turnover; (26) the potential impact of climate change; (27) the impact of pandemics, epidemics or any other health-related crisis; (28) our ability to comply with various governmental and regulatory requirements applicable to financial institutions; (29) changes in state and federal laws, rules, regulations, or policies applicable to banks or bank or financial holding companies, including regulatory or legislative developments; (30) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System; (31) adverse impacts (including costs, fines, reputational harm, or other negative effects) from current or future litigation, regulatory examinations, or other legal and/or regulatory actions; and (32) general competitive, economic, political, and market conditions, including economic conditions in the local markets where we operate. Additional factors which could affect the forward-looking statements can be found in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website at http://www.sec.gov. The Company believes the forward-looking statements contained herein are reasonable; however, many of such risks, uncertainties, and other factors are beyond the Company’s ability to control or predict and undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. Therefore, the Company can give no assurance that its future results will be as estimated. The Company does not intend to, and disclaims any obligation to, update or revise any forward-looking statement.

BHB - Bar Harbor Bankshares	Page 4	www.barharbor.bank

NON-GAAP FINANCIAL MEASURES

This document contains certain non-GAAP financial measures in addition to results presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These non-GAAP measures are intended to provide the reader with additional supplemental perspectives on operating results, performance trends, and financial condition. Non-GAAP financial measures are not a substitute for GAAP measures; they should be read and used in conjunction with the Company's GAAP financial information. Because non-GAAP financial measures presented in this document are not measurements determined in accordance with GAAP and are susceptible to varying calculations, these non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures presented by other companies. A reconciliation of non-GAAP financial measures to GAAP measures is provided below. In all cases, it should be understood that non-GAAP measures do not depict amounts that accrue directly to the benefit of shareholders. An item which management excludes when computing non-GAAP core earnings can be of substantial importance to the Company's results for any particular quarter or year. The Company's non-GAAP core earnings information set forth is not necessarily comparable to non-GAAP information, which may be presented by other companies. Each non-GAAP measure used by the Company in this report as supplemental financial data should be considered in conjunction with the Company's GAAP financial information.

The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense. These measures exclude amounts which the Company views as unrelated to its normalized operations, including gains/losses on securities, premises, equipment and other real estate owned, acquisition costs, restructuring costs, legal settlements, and systems conversion costs. Non-GAAP adjustments are presented net of an adjustment for income tax expense.

The Company also calculates core earnings per share based on its measure of core earnings. The Company views these amounts as important to understanding its operating trends, particularly due to the impact of accounting standards related to acquisition activity. Analysts also rely on these measures in estimating and evaluating the Company's performance. Management also believes that the computation of non-GAAP core earnings and core earnings per share may facilitate the comparison of the Company to other companies in the financial services industry. The Company also adjusts certain equity related measures to exclude intangible assets due to the importance of these measures to the investment community.

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BHB - Bar Harbor Bankshares	Page 5	www.barharbor.bank

CONTACTS

Josephine Iannelli; EVP, Chief Financial Officer & Treasurer; (207) 288-3314

TABLE
INDEX	CONSOLIDATED FINANCIAL SCHEDULES (UNAUDITED)

A	Selected Financial Highlights
B	Balance Sheets
C	Loan and Deposit Analysis
D	Statements of Income
E	Statements of Income (Five Quarter Trend)
F	Average Yields and Costs
G	Average Balances
H	Asset Quality Analysis
I-J	Reconciliation of Non-GAAP Financial Measures (Five Quarter Trend) and Supplementary Data

BHB - Bar Harbor Bankshares	Page 6	www.barharbor.bank

BAR HARBOR BANKSHARES

SELECTED FINANCIAL HIGHLIGHTS - UNAUDITED

	At or for the Quarters Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
	2023	2023	2023	2022	2022
PER SHARE DATA
Net earnings, diluted	$0.73	$0.71	$0.86	$0.83	$0.76
Core earnings, diluted (1)	0.73	0.71	0.86	0.83	0.76
Total book value	26.67	27.12	27.00	26.09	25.22
Tangible book value (1)	18.45	18.88	18.74	17.78	16.89
Market price at period end	23.63	24.64	26.45	32.04	26.52
Dividends	0.28	0.28	0.26	0.26	0.26

PERFORMANCE RATIOS (2)
Return on assets	1.11%	1.10%	1.36%	1.30%	1.20%
Core return on assets (1)	1.11	1.09	1.36	1.30	1.20
Pre-tax, pre-provision return on assets	1.49	1.47	1.81	1.72	1.65
Core pre-tax, pre-provision return on assets (1)	1.49	1.46	1.81	1.72	1.65
Return on equity	10.72	10.49	12.96	12.73	11.55
Core return on equity (1)	10.72	10.42	12.94	12.72	11.54
Return on tangible equity	15.65	15.28	18.97	19.03	17.25
Core return on tangible equity (1)	15.65	15.19	18.94	19.02	17.24
Net interest margin, fully taxable equivalent (1) (3)	3.18	3.22	3.54	3.76	3.47
Efficiency ratio (1)	58.59	60.25	54.72	58.19	57.67

FINANCIAL DATA (In millions)
Total assets	$3,984	$4,029	$3,928	$3,910	$3,840
Total earning assets (4)	3,687	3,716	3,628	3,601	3,525
Total investments	524	556	573	574	566
Total loans	2,993	3,007	2,944	2,903	2,850
Allowance for credit losses	28	27	27	26	25
Total goodwill and intangible assets	125	125	125	125	126
Total deposits	3,140	3,090	3,054	3,043	3,136
Total shareholders' equity	404	411	408	393	380
Net income	11	11	13	13	11
Core earnings (1)	11	11	13	13	11

ASSET QUALITY AND CONDITION RATIOS
Net charge-offs (recoveries)(5)/average loans	—%	—%	0.01%	(0.02)%	0.01%
Allowance for credit losses/total loans	0.94	0.91	0.90	0.89	0.88
Loans/deposits	95	97	96	95	91
Shareholders' equity to total assets	10.15	10.20	10.40	10.06	9.89
Tangible shareholders' equity to tangible assets	7.25	7.32	7.45	7.09	6.85

(1)	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in tables I-J for additional information.
(2)	All performance ratios are based on average balance sheet amounts, where applicable.
(3)	Fully taxable equivalent considers the impact of tax-advantaged investment securities and loans.
(4)	Earning assets includes non-accruing loans and interest-bearing deposits with other banks. Securities are valued at amortized cost.
(5)	Current quarter annualized.

A

BAR HARBOR BANKSHARES

CONSOLIDATED BALANCE SHEETS - UNAUDITED

	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(in thousands)	2023	2023	2023	2022	2022
Assets
Cash and due from banks	$41,210	$46,532	$37,769	$39,933	$50,760
Interest-earning deposits with other banks	81,606	77,253	44,933	52,362	31,305
Total cash and cash equivalents	122,816	123,785	82,702	92,295	82,065

Securities available for sale	509,453	538,178	557,040	559,516	556,752
Federal Home Loan Bank stock	14,834	17,784	15,718	14,893	9,035
Total securities	524,287	555,962	572,758	574,409	565,787

Loans held for sale	2,016	3,669	463	—	982

Total loans	2,992,791	3,007,480	2,944,005	2,902,690	2,850,364
Less: Allowance for credit losses	(28,011)	(27,362)	(26,607)	(25,860)	(25,018)
Net loans	2,964,780	2,980,118	2,917,398	2,876,830	2,825,346

Premises and equipment, net	47,790	47,412	47,549	47,622	48,010
Other real estate owned	—	—	—	—	—
Goodwill	119,477	119,477	119,477	119,477	119,477
Other intangible assets	5,102	5,335	5,568	5,801	6,034
Cash surrender value of bank-owned life insurance	79,469	78,967	78,436	81,197	80,758
Deferred tax asset, net	28,328	24,181	22,858	24,443	25,288
Other assets	89,876	89,641	81,269	87,729	86,499
Total assets	$3,983,941	$4,028,547	$3,928,478	$3,909,803	$3,840,246

Liabilities and shareholders' equity
Demand and other non-interest bearing deposits	$618,421	$602,667	$636,710	$676,350	$700,218
NOW deposits	929,481	911,488	908,483	900,730	918,822
Savings deposits	572,271	588,769	628,798	664,514	669,317
Money market deposits	361,839	351,762	475,577	478,398	513,075
Time deposits	658,482	635,559	404,246	323,439	334,248
Total deposits	3,140,494	3,090,245	3,053,814	3,043,431	3,135,680

Senior borrowings	307,070	398,972	338,244	333,957	188,757
Subordinated borrowings	60,422	60,371	60,330	60,289	60,248
Total borrowings	367,492	459,343	398,574	394,246	249,005

Other liabilities	71,747	68,243	67,680	78,676	75,596
Total liabilities	3,579,733	3,617,831	3,520,068	3,516,353	3,460,281

Total shareholders’ equity	404,208	410,716	408,410	393,450	379,965
Total liabilities and shareholders’ equity	$3,983,941	$4,028,547	$3,928,478	$3,909,803	$3,840,246

Net shares outstanding	15,156	15,144	15,124	15,083	15,066

B

BAR HARBOR BANKSHARES

CONSOLIDATED LOAN & DEPOSIT ANALYSIS - UNAUDITED

LOAN ANALYSIS

						Annualized
						Growth %
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Quarter	Year
(in thousands)	2023	2023	2023	2022	2022	to Date	to Date
Commercial real estate	$1,548,835	$1,551,748	$1,519,219	$1,495,452	$1,421,962	(1)%	5%
Commercial and industrial	391,347	388,430	364,315	352,735	376,624	3	15
Total commercial loans	1,940,182	1,940,178	1,883,534	1,848,187	1,798,586	—	7

Residential real estate	896,757	907,741	906,059	898,192	896,618	(5)	—
Consumer	95,160	96,947	98,616	100,855	100,822	(7)	(8)
Tax exempt and other	60,692	62,614	55,796	55,456	54,338	(12)	13
Total loans	$2,992,791	$3,007,480	$2,944,005	$2,902,690	$2,850,364	(2)%	4%

DEPOSIT ANALYSIS

						Annualized
						Growth %
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Quarter	Year
(in thousands)	2023	2023	2023	2022	2022	to Date	to Date
Demand	$618,421	$602,667	$636,710	$676,350	$700,218	10%	(11)%
NOW	929,481	911,488	908,483	900,730	918,822	8	4
Savings	572,271	588,769	628,798	664,514	669,317	(11)	(19)
Money market	361,839	351,762	475,577	478,398	513,075	11	(33)
Total non-maturity deposits	2,482,012	2,454,686	2,649,568	2,719,992	2,801,432	4	(12)
Total time deposits	658,482	635,559	404,246	323,439	334,248	14	*
Total deposits	$3,140,494	$3,090,245	$3,053,814	$3,043,431	$3,135,680	7%	4%

*Indicates ratio greater than 100%

C

BAR HARBOR BANKSHARES

CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per share data)	2023	2022	2023	2022
Interest and dividend income
Loans	$38,412	$27,940	$109,889	$75,192
Securities and other	6,723	5,145	18,478	13,178
Total interest and dividend income	45,135	33,085	128,367	88,370
Interest expense
Deposits	11,415	1,801	25,270	4,185
Borrowings	4,534	1,374	14,215	3,458
Total interest expense	15,949	3,175	39,485	7,643
Net interest income	29,186	29,910	88,882	80,727
Provision for credit losses	673	1,306	2,221	2,217
Net interest income after provision for credit losses	28,513	28,604	86,661	78,510
Non-interest income
Trust and investment management fee income	3,522	3,548	10,882	11,131
Customer service fees	3,926	3,836	11,377	11,108
Gain on sales of securities, net	—	44	34	53
Mortgage banking income	415	315	1,072	1,427
Bank-owned life insurance income	515	496	2,166	1,501
Customer derivative income	43	58	258	213
Other income	394	526	1,190	1,660
Total non-interest income	8,815	8,823	26,979	27,093
Non-interest expense
Salaries and employee benefits	13,011	12,242	39,005	35,757
Occupancy and equipment	4,469	4,458	13,275	13,254
Gain on sales of premises and equipment, net	—	—	(99)	(65)
Outside services	376	393	1,156	1,143
Professional services	436	421	1,217	1,122
Communication	170	204	507	617
Marketing	326	518	1,211	1,150
Amortization of intangible assets	233	233	699	699
Acquisition, conversion and other expenses	—	31	20	356
Provision for unfunded commitments	45	(26)	(85)	345
Other expenses	3,950	4,558	12,206	12,240
Total non-interest expense	23,016	23,032	69,112	66,618
Income before income taxes	14,312	14,395	44,528	38,985
Income tax expense	3,208	2,965	9,621	7,940
Net income	$11,104	$11,430	$34,907	$31,045

Earnings per share:
Basic	$0.73	$0.76	$2.31	$2.07
Diluted	0.73	0.76	2.30	2.06

Weighted average shares outstanding:
Basic	15,155	15,058	15,135	15,029
Diluted	15,196	15,113	15,189	15,100

D

BAR HARBOR BANKSHARES

CONSOLIDATED STATEMENTS OF INCOME (5 Quarter Trend) - UNAUDITED

	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(in thousands, except per share data)	2023	2023	2023	2022	2022
Interest and dividend income
Loans	$38,412	$36,917	$34,560	$32,605	$27,940
Securities and other	6,723	5,964	5,791	5,551	5,145
Total interest and dividend income	45,135	42,881	40,351	38,156	33,085
Interest expense
Deposits	11,415	8,590	5,265	3,159	1,801
Borrowings	4,534	5,501	4,180	2,043	1,374
Total interest expense	15,949	14,091	9,445	5,202	3,175
Net interest income	29,186	28,790	30,906	32,954	29,910
Provision for credit losses	673	750	798	687	1,306
Net interest income after provision for credit losses	28,513	28,040	30,108	32,267	28,604
Non-interest income
Trust and investment management fee income	3,522	3,805	3,555	3,442	3,548
Customer service fees	3,926	3,774	3,677	3,683	3,836
Gain on sales of securities, net	—	—	34	—	44
Mortgage banking income	415	378	279	153	315
Bank-owned life insurance income	515	503	1,148	499	496
Customer derivative income	43	83	132	97	58
Other income	394	437	359	354	526
Total non-interest income	8,815	8,980	9,184	8,228	8,823
Non-interest expense
Salaries and employee benefits	13,011	13,223	12,771	12,900	12,242
Occupancy and equipment	4,469	4,392	4,414	4,321	4,458
(Gain) loss on sales of premises and equipment, net	—	(86)	(13)	75	—
Outside services	376	424	356	435	393
Professional services	436	355	426	490	421
Communication	170	175	162	263	204
Marketing	326	476	409	411	518
Amortization of intangible assets	233	233	233	233	233
Acquisition, conversion and other expenses	—	—	20	(90)	31
Provision for unfunded commitments	45	45	(175)	1,413	(26)
Other expenses	3,950	4,155	4,101	4,184	4,558
Total non-interest expense	23,016	23,392	22,704	24,635	23,032
Income before income taxes	14,312	13,628	16,588	15,860	14,395
Income tax expense	3,208	2,837	3,576	3,348	2,965
Net income	$11,104	$10,791	$13,012	$12,512	$11,430

Earnings per share:
Basic	$0.73	$0.71	$0.86	$0.83	$0.76
Diluted	0.73	0.71	0.86	0.83	0.76

Weighted average shares outstanding:
Basic	15,155	15,139	15,110	15,073	15,058
Diluted	15,196	15,180	15,190	15,147	15,113

E

BAR HARBOR BANKSHARES

AVERAGE YIELDS AND COSTS (Fully Taxable Equivalent (Non-GAAP) - Annualized) - UNAUDITED

	Quarters Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
	2023	2023	2023	2022	2022
Earning assets
Interest-earning deposits with other banks	5.02%	5.59%	4.28%	4.00%	2.13%
Securities available for sale and FHLB stock	3.87	3.71	3.66	3.40	3.12
Loans:
Commercial real estate	5.34	5.21	5.08	4.81	4.26
Commercial and industrial	6.56	6.42	5.89	5.43	4.46
Residential real estate	3.84	3.76	3.71	3.63	3.45
Consumer	6.88	6.67	6.37	5.79	4.55
Total loans	5.11	4.99	4.82	4.56	4.04
Total earning assets	4.90%	4.77%	4.61%	4.35%	3.84%

Funding liabilities
Deposits:
NOW	1.11%	0.94%	0.51%	0.22%	0.16%
Savings	0.42	0.37	0.30	0.16	0.08
Money market	2.55	2.52	2.14	1.42	0.65
Time deposits	3.65	2.82	1.34	0.69	0.55
Total interest-bearing deposits	1.81	1.45	0.91	0.52	0.30
Borrowings	4.59	4.73	4.25	3.23	2.69
Total interest-bearing liabilities	2.19%	1.99%	1.39%	0.78%	0.48%

Net interest spread	2.71	2.78	3.22	3.57	3.36
Net interest margin, fully taxable equivalent(1)	3.18	3.22	3.54	3.76	3.47

(1)	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in tables I-J for additional information.

F

BAR HARBOR BANKSHARES

AVERAGE BALANCES - UNAUDITED

	Quarters Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(in thousands)	2023	2023	2023	2022	2022
Assets
Interest-earning deposits with other banks (1)	$70,499	$21,440	$19,819	$26,360	$59,556
Securities available for sale and FHLB stock (2)	620,851	636,088	643,523	641,787	642,475
Loans:
Commercial real estate	1,550,188	1,536,035	1,505,681	1,447,384	1,351,599
Commercial and industrial	439,915	434,384	413,921	403,304	422,057
Residential real estate	909,296	911,788	902,348	897,637	882,158
Consumer	96,362	97,518	100,124	100,182	101,175
Total loans (3)	2,995,761	2,979,725	2,922,074	2,848,507	2,756,989
Total earning assets	3,687,111	3,637,253	3,585,416	3,516,654	3,459,020
Cash and due from banks	36,713	32,067	31,556	36,891	40,330
Allowance for credit losses	(27,473)	(26,932)	(25,971)	(25,497)	(24,061)
Goodwill and other intangible assets	124,926	124,926	125,158	125,391	125,626
Other assets	162,801	163,388	168,773	164,749	171,394
Total assets	$3,984,078	$3,930,702	$3,884,932	$3,818,188	$3,772,309

Liabilities and shareholders' equity
Deposits:
NOW	$915,072	$885,091	$883,134	$899,388	$905,668
Savings	579,090	602,724	646,291	664,016	668,255
Money market	358,742	423,013	481,951	501,564	491,683
Time deposits	645,285	468,188	342,994	334,297	349,787
Total interest-bearing deposits	2,498,189	2,379,016	2,354,370	2,399,265	2,415,393
Borrowings	391,976	466,402	398,837	251,263	202,296
Total interest-bearing liabilities	2,890,165	2,845,418	2,753,207	2,650,528	2,617,689
Non-interest-bearing demand deposits	610,644	608,180	651,885	703,471	690,134
Other liabilities	72,409	64,346	72,693	74,276	71,934
Total liabilities	3,573,218	3,517,944	3,477,785	3,428,275	3,379,757
Total shareholders' equity	410,860	412,758	407,147	389,913	392,552
Total liabilities and shareholders' equity	$3,984,078	$3,930,702	$3,884,932	$3,818,188	$3,772,309

(1)	Total average interest-bearing deposits with other banks is net of Federal Reserve daily cash letter.
(2)	Average balances for securities available-for-sale are based on amortized cost.
(3)	Total average loans include non-accruing loans and loans held for sale.

G

BAR HARBOR BANKSHARES

ASSET QUALITY ANALYSIS - UNAUDITED

	At or for the Quarters Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(in thousands)	2023	2023	2023	2022	2022
NON-PERFORMING ASSETS
Non-accruing loans:
Commercial real estate	$867	$909	$1,163	$1,222	$1,587
Commercial and industrial	1,595	1,814	1,917	264	348
Residential real estate	3,673	3,415	3,830	4,151	4,858
Consumer	635	565	886	911	981
Total non-accruing loans	6,770	6,703	7,796	6,548	7,774
Other real estate owned	—	—	—	—	—
Total non-performing assets	$6,770	$6,703	$7,796	$6,548	$7,774

Total non-accruing loans/total loans	0.23%	0.22%	0.26%	0.23%	0.27%
Total non-performing assets/total assets	0.17	0.17	0.20	0.17	0.20

PROVISION AND ALLOWANCE FOR CREDIT LOSSES
Balance at beginning of period	$27,362	$26,607	$25,860	$25,018	$23,756
Charged-off loans	(74)	(199)	(68)	(136)	(85)
Recoveries on charged-off loans	50	204	17	291	41
Net loans (charged-off) recovered	(24)	5	(51)	155	(44)
Provision for credit losses	673	750	798	687	1,306
Balance at end of period	$28,011	$27,362	$26,607	$25,860	$25,018

Allowance for credit losses/total loans	0.94%	0.91%	0.90%	0.89%	0.88%
Allowance for credit losses/non-accruing loans	414	408	341	395	322

NET LOAN (CHARGE-OFFS) RECOVERIES
Commercial real estate	$—	$(72)	$3	$—	$7
Commercial and industrial	34	139	2	285	12
Residential real estate	13	3	4	(56)	(5)
Consumer	(71)	(65)	(60)	(74)	(58)
Total, net	$(24)	$5	$(51)	$155	$(44)

Net (recoveries) charge-offs (QTD annualized)/average loans	—%	—%	0.01%	(0.02)%	0.01%
Net (recoveries) charge-offs (YTD annualized)/average loans	0.01	—	0.01	(0.01)	—

DELINQUENT AND NON-ACCRUING LOANS/ TOTAL LOANS
30-89 Days delinquent	0.13%	0.09%	0.26%	0.08%	0.09%
90+ Days delinquent and still accruing	0.03	0.02	—	0.01	0.01
Total accruing delinquent loans	0.16	0.11	0.26	0.09	0.10
Non-accruing loans	0.23	0.22	0.26	0.23	0.27
Total delinquent and non-accruing loans	0.39%	0.33%	0.52%	0.32%	0.37%

H

BAR HARBOR BANKSHARES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA – UNAUDITED

		At or for the Quarters Ended
		Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(in thousands)		2023	2023	2023	2022	2022
Net income		$11,104	$10,791	$13,012	$12,512	$11,430
Non-core items:
Gain on sale of securities, net		—	—	(34)	—	(44)
(Gain) loss on sale of premises and equipment, net		—	(86)	(13)	75	—
Acquisition, conversion and other expenses		—	—	20	(90)	31
Income tax expense (1)		—	20	6	4	3
Total non-core items		—	(66)	(21)	(11)	(10)
Core earnings (2)	(A)	$11,104	$10,725	$12,991	$12,501	$11,420

Net interest income	(B)	$29,186	$28,790	$30,906	$32,954	$29,910
Non-interest income		8,815	8,980	9,184	8,228	8,823
Total revenue		38,001	37,770	40,090	41,182	38,733
Gain on sale of securities, net		—	—	(34)	—	(44)
Total core revenue (2)	(C)	$38,001	$37,770	$40,056	$41,182	$38,689

Total non-interest expense		23,016	23,392	22,704	24,635	23,032
Non-core expenses:
Gain (loss) on sale of premises and equipment, net		—	86	13	(75)	—
Acquisition, conversion and other expenses		—	—	(20)	90	(31)
Total non-core expenses		—	86	(7)	15	(31)
Core non-interest expense (2)	(D)	$23,016	$23,478	$22,697	$24,650	$23,001

Total revenue		38,001	37,770	40,090	41,182	38,733
Total non-interest expense		23,016	23,392	22,704	24,635	23,032
Pre-tax, pre-provision net revenue		$14,985	$14,378	$17,386	$16,547	$15,701

Core revenue(2)		38,001	37,770	40,056	41,182	38,689
Core non-interest expense(2)		23,016	23,478	22,697	24,650	23,001
Core pre-tax, pre-provision net revenue(2)	(U)	$14,985	$14,292	$17,359	$16,532	$15,688

(in millions)
Average earning assets	(E)	$3,687	$3,637	$3,585	$3,517	$3,459
Average assets	(F)	3,984	3,931	3,885	3,818	3,772
Average shareholders' equity	(G)	411	413	407	390	393
Average tangible shareholders' equity (2) (3)	(H)	286	288	282	265	267
Tangible shareholders' equity, period-end (2) (3)	(I)	280	286	283	268	254
Tangible assets, period-end (2) (3)	(J)	3,859	3,904	3,803	3,785	3,715

I

BAR HARBOR BANKSHARES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA – UNAUDITED

		At or for the Quarters Ended
		Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(in thousands)		2023	2023	2023	2022	2022
Common shares outstanding, period-end	(K)	15,156	15,144	15,124	15,083	15,066
Average diluted shares outstanding	(L)	15,196	15,180	15,190	15,147	15,113

Core earnings per share, diluted (2)	(A/L)	$0.73	$0.71	$0.86	$0.83	$0.76
Tangible book value per share, period-end (2)	(I/K)	18.45	18.88	18.74	17.78	16.89
Securities adjustment, net of tax (1) (4)	(M)	(66,530)	(55,307)	(50,646)	(55,246)	(58,715)
Tangible book value per share, excluding securities adjustment (2) (4)	(I+M)/K	22.84	22.53	22.08	21.44	20.79
Tangible shareholders' equity/total tangible assets (2)	(I/J)	7.25	7.32	7.45	7.09	6.85

Performance ratios (5)
GAAP return on assets		1.11%	1.10%	1.36%	1.30%	1.20%
Core return on assets (2)	(A/F)	1.11	1.09	1.36	1.30	1.20
Pre-tax, pre-provision return on assets		1.49	1.47	1.81	1.72	1.65
Core pre-tax, pre-provision return on assets (2)	(U/F)	1.49	1.46	1.81	1.72	1.65
GAAP return on equity		10.72	10.49	12.96	12.73	11.55
Core return on equity (2)	(A/G)	10.72	10.42	12.94	12.72	11.54
Return on tangible equity		15.65	15.28	18.97	19.03	17.25
Core return on tangible equity (1) (2)	(A+Q)/H	15.65	15.19	18.94	19.02	17.24
Efficiency ratio (2) (6)	(D-O-Q)/(C+N)	58.59	60.25	54.72	58.19	57.67
Net interest margin, fully taxable equivalent (2)	(B+P)/E	3.18	3.22	3.54	3.76	3.47

Supplementary data (in thousands)
Taxable equivalent adjustment for efficiency ratio	(N)	$565	$539	$727	$520	$533
Franchise taxes included in non-interest expense	(O)	186	163	148	149	149
Tax equivalent adjustment for net interest margin	(P)	405	382	368	365	379
Intangible amortization	(Q)	233	233	233	233	233

(1)	Assumes a marginal tax rate of 23.80% in the first three quarters of 2023, 23.53% in the fourth quarter of 2022 and 23.41% for the previous quarters.
(2)	Non-GAAP financial measure.
(3)	Tangible shareholders' equity is computed by taking total shareholders' equity less the intangible assets at period-end. Tangible assets is computed by taking total assets less the intangible assets at period-end.
(4)	Securities adjustment, net of tax represents the total unrealized loss on available-for-sale securities recorded on the Company's consolidated balance sheets within total common shareholders' equity.
(5)	All performance ratios are based on average balance sheet amounts, where applicable.
(6)	Efficiency ratio is computed by dividing core non-interest expense net of franchise taxes and intangible amortization divided by core revenue on a fully taxable equivalent basis.

J